Exhibit 99.1

ImmuCell

ImmuCell Announces Unaudited Financial Results for

First Quarter of 2019

For Immediate Release

PORTLAND, Maine – May 13, 2019 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”) – a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle – today announced unaudited financial results for the quarter ended March 31, 2019.

Management Discussion:

“This was ImmuCell’s best quarter ever in terms of sales dollars out our door, during the seasonally high first quarter,” commented Michael F. Brigham, President and CEO. “We recorded $4.4 million in sales, which is a 53% increase over first quarter of 2018.”

“Tri-Shield First Defense® is an important growth contributor, and the core bivalent portion of our First Defense® product line is also growing well,” added Mr. Brigham. “Dairy and beef producers have been willing to move Beyond Vaccination® and use Tri-Shield® or Dual-ForceTM in place of dam-level scours vaccines, providing newborns verified antibodies instead of a variable vaccine response.”

Brigham concluded, “We fortified our balance sheet with net proceeds of approximately $8.3 million from an equity raise at the end of the first quarter. We intend to use approximately $3 million of the proceeds to increase our production capacity to keep pace with growing market acceptance and demand for the expanding First Defense® product line.”

Financial Results for the First Quarter of 2019:

●	During the quarter ended March 31, 2019, total product sales increased by approximately $1.5 million to $4.4 million compared to $2.9 million during the same period in 2018, an increase of 53%. During the trailing twelve-month period ended March 31, 2019, total product sales increased by approximately $2.7 million to $12.5 million compared to $9.8 million during the same period in 2018, an increase of 28%. The Company had backlogs of orders worth approximately $276,000, $393,000 and $901,000 as of March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
●	Sales of the First Defense® product line increased by 49% during the quarter ended March 31, 2019 in comparison to the first quarter of 2018.
●	Product development expenses were $910,000 (including depreciation expense of $374,000) during the three-month period ended March 31, 2019 in comparison to $583,000 (including depreciation expense of $105,000) during the three-month period ended March 31, 2018.
●	Total depreciation and amortization expenses were $573,000 and $289,000 during the three-month periods ended March 31, 2019 and 2018, respectively.
●	Net income was $145,000, or $0.03 per diluted share, for the first quarter of 2019 in contrast to a net (loss) of ($221,000), or ($0.04) per share, during the first quarter of 2018.

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Balance Sheet Data as of March 31, 2019:

Largely as the result of the net proceeds of approximately $8.3 million raised from an equity offering at the end of the first quarter of 2019:

●	Cash and cash equivalents increased to $10.6 million as of March 31, 2019 from $2.5 million as of December 31, 2018;
●	Net working capital increased to $12.6 million as of March 31, 2019 from $3.9 million as of December 31, 2018; and
●	Stockholders’ equity increased to $30.2 million as of March 31, 2019 from $21.7 million as of December 31, 2018.

Non-GAAP Measures:

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this press release, however, should be considered in addition to, and not as a substitute for or superior to, the comparable measure prepared in accordance with GAAP. We believe that considering the non-GAAP net income before income taxes and before certain non-cash expenses assists management and investors by looking at our performance across reporting periods on a consistent basis excluding these certain charges (that are not uses of cash) from our reported net income (loss) before income taxes. We start with our reported net income (loss) before income taxes because presently we are not paying cash for income taxes and do not anticipate paying cash for income taxes in the near-term future. We calculate non-GAAP net income before income taxes and before certain non-cash expenses as indicated in the table below:

	During the Three-Month Periods Ended March 31,
(In thousands)	2019	2018

Net income (loss) before income taxes	$154	($270)
Depreciation	564	280
Amortization	9	9
Stock-based compensation	83	71
Net income before income taxes and certain non-cash expenses	$810	$90

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Conference Call:
Interested parties can access the conference call scheduled by the Company to review these results by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET on Tuesday, May 14, 2019. A teleconference replay of the call will be available for six days at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing confirmation #10131494.

About ImmuCell:
ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef livestock, and is in the late stages of developing Re-Tain™, a novel treatment for mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

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Condensed Statements of Operations (Unaudited)

	During the Three-Month Periods Ended March 31,
(In thousands, except per share amounts)	2019	2018

Product sales	$4,411	$2,881
Costs of goods sold	2,209	1,521
Gross margin	2,202	1,360

Sales, marketing and administrative expenses	1,026	955
Product development expenses	910	583
Operating expenses	1,936	1,538

NET OPERATING INCOME (LOSS)	266	(178)

Other expenses, net	112	92

INCOME (LOSS) BEFORE INCOME TAXES	154	(270)

Income tax expense (benefit)	9	(49)

NET INCOME (LOSS)	$145	($221)

Basic weighted average common shares outstanding	5,625	5,478
Basic net income (loss) per share	$0.03	($0.04)

Diluted weighted average common shares outstanding	5,667	5,478
Diluted net income (loss) per share	$0.03	($0.04)

Selected Balance Sheet Data (In thousands) (Unaudited)

	As of March 31, 2019	As of December 31, 2018

Cash and cash equivalents	$10,584	$2,521
Net working capital	12,639	3,856
Total assets	40,477	32,731
Stockholders’ equity	$30,248	$21,744

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):
This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial performance; the value of our deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity; the future adequacy of our working capital and the availability and cost of third party financing; the timing and outcome of pending or anticipated applications for regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future cost of our variable interest rate exposure on most of our bank debt; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance; factors that may affect the dairy and beef industries and future demand for our products; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including First Defense® and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency values and fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

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